UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2016
ENZON PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-12957 (Commission File Number)	22-2372868 (IRS Employer Identification No.)
20 Kingsbridge Road, Piscataway, New Jersey (Address of principal executive offices)		08854 (Zip Code)

(732) 980-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Standstill Agreement and Amendment to Section 382 Rights Agreement

On February 12, 2016, Enzon Pharmaceuticals, Inc. (the “Company”) became aware that a stockholder of the Company (the “Stockholder”) became an “Acquiring Person” under the Company’s Section 382 Rights Agreement dated as of May 1, 2014 (the “Section 382 Rights Agreement”) as a result of the Stockholder becoming the beneficial owner of 4.99% or more of the outstanding shares of the Company’s common stock.

On February 22, 2016 (and effective as of 12:01 A.M., New York City time, on such date), the Company entered into a standstill agreement with the Stockholder, pursuant to which the Stockholder agreed that neither it nor any of its affiliates or associates will acquire any additional shares of the Company’s common stock, provided that if the Stockholder, together with all affiliates and associates thereof, becomes the beneficial owner of less than 4.99% of the then outstanding shares of the Company’s common stock, the Stockholder will not be prohibited from acquiring additional shares of the Company’s common stock so long as the Stockholder, together with all affiliates and associates thereof, does not at any time become the beneficial owner of 4.99% or more of the then outstanding shares of the Company’s common stock.

On February 22, 2016 (and effective as of 12:01 A.M., New York City time, on such date), the Company entered into an amendment to the Section 382 Rights Agreement, pursuant to which the Section 382 Rights Agreement was amended so that (i) neither the Stockholder nor any of its affiliates or associates shall be deemed to be an “Acquiring Person” solely as a result of the Stockholder becoming the beneficial owner of 4.99% or more of the outstanding shares of the Company’s common stock, provided that the Stockholder shall be deemed an Acquiring Person if the Stockholder, together with all affiliates and associates thereof, becomes the beneficial owner of any additional shares of the Company’s common stock unless, immediately prior to the time, and as a result, of becoming the beneficial owner of such additional shares, the Stockholder, together with all affiliates and associates thereof, is not the beneficial owner of 4.99% or more of the then outstanding shares of the Company’s common stock. For purposes of the preceding sentence, neither the Stockholder nor any of its affiliates or associates shall be deemed to become the beneficial owner of any additional shares solely as a result of a dividend or distribution paid or made by the Company on outstanding Common Stock or a split or subdivision of outstanding Common Stock, (ii) no Distribution Date shall be deemed to have occurred as a result of the Stockholder becoming the beneficial owner of 4.99% or more of the outstanding shares of the Company’s common stock and (iii) no Stock Acquisition Date shall be deemed to have occurred as a result of the Stockholder becoming the beneficial owner of 4.99% or more of the outstanding shares of the Company’s common stock.

New Principal Executive Offices and Office Service Agreement with Regus

Commencing on March 1, 2016, the Company will change the location of its principal executive offices to 20 Commerce Drive, Suite 135, Cranford, New Jersey, 07016. The Company has entered into an office service agreement with Regus Management Group, LLC (“Regus”) for use of office space at this location effective March 1, 2016. The term of the agreement will continue until February 28, 2017. Under the agreement, in exchange for the Company’s right to use the office space at this location, the Company is required to pay Regus an initial service retainer of $2,418 and thereafter pay Regus a monthly fee of $1,209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENZON PHARMACEUTICALS, INC.
(Registrant)
Date: February 23, 2016	By:	/s/ Richard L. Feinstein
Name: Richard L. Feinstein
Title: Vice President-Finance and Principal Financial Officer